Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2004-2G TRUST

     Quarterly Noteholders Report Related to the June 15, 2004 Distribution

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Aggregate principal amount of each class of notes as      A Notes:         USD $1,000,000,000.00
at the first day after the payment date occurring        AB Notes:         USD    $49,000,000.00
during the collection period                              B Notes:         USD    $17,100,000.00
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Aggregate amount of interest payable on each class of     A Notes:         USD $3,496,773.33
notes on the payment date                                AB Notes:         USD   $188,328.56
                                                          B Notes:         USD    $79,402.82
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Aggregate of principal payments to be made in respect    A Notes:         USD $17,370,600.00
to each class of notes on payment date being 15th
June 2004
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Income for the collection period                         AUD $23,698,505.13
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $55,475,676.00
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Expenses of the trust for the period                     AUD $21,946.256.18
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $32,409,741.00
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Interest rates (US all in) applicable for period          A Notes:     1.72000%
ending 13th September 2004                               AB Notes:     1.85000%
                                                          B Notes:     2.15000%
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The Scheduled and Unscheduled payments of principal      Scheduled         AUD  $3,347,475.00
during the Collection period                             Unscheduled       AUD $52,128,201.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         4 June 2004:      AUD $1,378,952,233.00
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29           1.48%
period                                                                    30-59          0.49%
                                                                          60+            0.17%
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